Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of ProKidney Corp., a Delaware corporation (the “Company”) does hereby certify, to such officer’s knowledge that:

(1)
The Annual Report for the year ended December 31, 2025 (the “Form 10-K”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 18, 2026	By:	/s/ Bruce Culleton
Bruce Culleton
Chief Executive Officer
(Principal Executive Officer)